Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-78843, 333-113659 and 333-120000 on Form S-3, Registration Statement Nos. 333-106836 on Form S-4 and Registration Statement Nos. 333-36977, 333-47370, 333-75264, 333-99799, and 333-117789 on Form S-8 of The Houston Exploration Company of our report dated February 28, 2007, relating to the financial statements of The Houston Exploration Company and management’s report of the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share Based Payment” on January 1, 2006, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans” on December 31, 2006), appearing in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2007